Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of First National Bancshares, Inc. on Form S-1 of our report, dated March 16, 2007, related to the consolidated financial statements as of December 31, 2006 and 2005 and for each of the years in the three year period ended December 31, 2006, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” and “Summary Consolidated Financial Data” in such Prospectus.

/s/ Elliott Davis, LLC

Greenville, South Carolina

June 15, 2007